UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2026

CHERRY HILL MORTGAGE INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-36099	46-1315605
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

4000 Route 66, Suite 310
Tinton Falls, New Jersey 07753
(Address of principal executive offices, including zip code)

877.870.7005
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CHMI	NYSE
8.20% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	CHMI-PRA	NYSE
8.250% Series B Fixed-to-Floating Rate Cumulative Redeemable	CHMI-PRB	NYSE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2026, the Board of Directors (the “Board”) of Cherry Hill Mortgage Investment Corporation (the “Company”) approved and adopted the 2026 Executive Compensation Plan (the “Plan”) for the Company's participating executive officers, effective as of January 1, 2026. The Plan was approved by the Board based on the recommendation of the Compensation Committee. Following the Company’s transition to an internal management structure in November 2024, the Compensation Committee undertook, with assistance from Ferguson Partners, the committee’s independent compensation consultant, a comprehensive review of the Company’s executive pay practices to ensure that the mix of fixed and variable pay that is at-risk is appropriate for an internally managed company and to implement a performance-based pay structure that it believes is competitive in the market for executive talent.

The Plan consists of three components: base salary, a short-term incentive program (“STIP”) and a long-term incentive program (“LTIP”).

Base Salary

For 2026, the Board approved the following base salaries for the participating executive officers: $900,000 for Jay Lown, the Company’s President and Chief Executive Officer; $550,000 for Julian Evans, the Company’s Chief Investment Officer; and $400,000 for Apeksha Patel, the Company’s Chief Financial Officer. These salaries, along with the performance-based incentive compensation payable under the STIP and the LTIP, were benchmarked against a peer group of public real estate investment trusts with similarity to the Company in terms of asset focus and size.

STIP Opportunity (Cash Bonus)

Under the STIP, participating executive officers are eligible to receive annual cash bonuses based on the achievement of Company financial performance metrics and individual performance goals. For 2026, the annual cash incentive for each participating executive officer will be determined as follows:

•	70% based on the achievement of Company financial performance metrics, further allocated as follows:

o
50% based on the achievement of certain levels of EAD ROE, computed as (i) the Company’s earnings available for distribution to common shareholders, a non-GAAP measure, for the 2026 performance period divided by (ii) the Company’s average book value per common share across the four quarterly periods during the 2026 performance period, and

o
50% based on the achievement of certain levels of share price to tangible book value relative to that of a performance peer group, where share price is determined by calculating the average share price for the Company and each company in the performance peer group as publicly reported during the 2026 performance period, and tangible book value for the Company and each company in the performance peer group is determined by calculating the Company’s and each peer group company’s average quarterly GAAP net tangible book value per share (as publicly reported) during the 2026 performance period; and

•	30% based on the achievement of individual performance goals established by the Compensation Committee.

Awards under the STIP are expressed as a dollar amount that is a percentage of each participating executive officer’s base salary. Awards have a range of earning opportunity across three distinct levels, specifically a defined threshold, target, and maximum though linear interpolation applies to the extent performance falls between two levels, and consequently, any payouts will be calculated in a similar manner. If the Company’s actual performance does not meet the threshold requirement for each performance component of the STIP, no award will be earned for such performance component. If the Company’s actual performance for the performance period is above the maximum for a performance component, the resulting outcome is capped at the maximum level.

For 2026, threshold, target, and maximum award opportunities under the STIP for each participating executive officer are as follows:

As a Percentage of Base Salary / Dollar Value of Opportunity
Executive	Threshold	Target	Maximum
Jay Lown	20.0%/$180,000	40.0%/$360,000	60.0%/$540,000
Julian Evans	25.0%/$137,500	50.0%/$275,000	75.0%/$412,500
Apeksha Patel	25.0%/$100,000	50.0%/$200,000	75.0%/$300,000

LTIP (Long-Term Equity Incentives)

The LTIP is intended to cover consecutive, rolling three-year tranches (36 months each) for an indefinite period.  The first fiscal year tranche under the LTIP covers the period from January 1, 2026 through December 31, 2028.  The second such tranche under the LTIP will cover the period from January 1, 2027 through December 31, 2029, and so on.  Each tranche is referred to as a separate “LTIP Performance Period.”

Awards under the LTIP are expressed as a dollar amount that is then converted to equity based on a split across time-based vesting and performance-based vesting, further calculated into units based on the grant date fair market value.  Presented below is the dollar value of LTIP award opportunities in total for the 2026 LTIP Performance Period for each participating executive officer, shown at threshold, target, and maximum payouts pending performance outcomes (on the performance-based portion of the award, as the time-based portion does not fluctuate based on performance goals).

	Dollar Value of LTIP Award Opportunity
Executive	Threshold	Target	Maximum
Jay Lown	$675,000	$900,000	$1,350,000
Julian Evans	$412,500	$550,000	$825,000
Apeksha Patel	$300,000	$400,000	$600,000

The total opportunity under the LTIP is then subdivided into a time-based portion (50%), which is based on target, is fixed in nature and then converted into a number of shares/units that will be issued in 2026. The dollar value of the time-based component under the LTIP, at target, is as follows: Jay Lown, $450,000; Julian Evan, $275,000; and Apeksha Patel, $200,000. Time-based awards under the LTIP will vest solely based on time over a three-year period (one-third annually), commencing on the first anniversary of date of grant of the time-based equity award.

The remainder of the award under the LTIP is set forth in the table below, with a spectrum of earnings opportunity that may become earned based on future performance upon conclusion of the three-year performance period.

	Dollar Value of Performance-Based Component of LTIP Award Opportunity
Executive	Threshold 0.5x	Target 1.0x	Maximum 2.0x
Jay Lown	$225,000	$450,000	$900,000
Julian Evans	$137,500	$275,000	$550,000
Apeksha Patel	$100,000	$200,000	$400,000

Fifty percent of the performance-based component of the LTIP award opportunity will be earned based on the Company’s achievement of threshold, target, and maximum levels of total stockholder return relative to a performance peer group, and the remainder of the performance-based component of the LTIP award opportunity will be earned based on the Company’s achievement of threshold, target, and maximum levels of absolute total stockholder return. Earned awards under the performance-based component of the LTIP award opportunity will vest upon the conclusion of the performance period and certification by the Compensation Committee.

If performance falls between two levels, linear interpolation will apply.  In the event that the Company’s actual performance does not meet the threshold requirement, no performance-based awards will be earned for such performance requirement.  If the Company’s actual performance for the performance period is above the maximum for a performance requirement, the number of earned awards will be the maximum number for the participating executive officer’s performance-based LTIP award opportunity.

Participating executive officers will not be entitled to the receipt of dividends or other distributions with respect to performance-based equity awards unless and until they are earned. If performance is achieved and awards are earned, each participating executive officer will be entitled to the dividends and distributions that would have been paid had the number of earned awards been issued at the beginning of the performance period, with such dividends and distributions being paid. Thereafter, dividends and other distributions will be paid currently with respect to all earned awards, whether vested or unvested. Dividends or other distributions with respect to time-based awards will be paid currently on vested and unvested time-based awards.

2026 Total Compensation Opportunity

The following table sets forth the respective total compensation opportunity, at threshold, target and maximum levels, for each participating executive officers under the Plan:

Executive	Threshold	Target	Maximum
Jay Lown	$1,755,000	$2,160,000	$2,790,000
Julian Evans	$1,100,000	$1,375,000	$1,787,500
Apeksha Patel	$800,000	$1,000,000	$1,300,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

	By:	/s/ Apeksha Patel
Apeksha Patel
Date: April 10, 2026		Chief Financial Officer and Treasurer